UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 27, 2008

WESTFIELD FINANCIAL, INC. (Exact name of registrant as specified in its charter)

Massachusetts (State or other jurisdiction of incorporation)	001-16767 (Commission File Number)	73-1627673 (IRS Employer Identification No.)

141 Elm Street, Westfield, Massachusetts 01085 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (413) 568-1911

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 27, 2008, Westfield Financial, Inc. (the "Company"), the holding company for Westfield Bank (the "Bank"), announced that James C. Hagan will succeed Donald A. Williams as Chief Executive Officer of the Company and the Bank effective December 31, 2008. Mr. Williams will continue to serve as the Chairman of the Board of the Company and the Bank. Mr. Hagan, age 47, has served as President and Chief Operating Officer of the Company and the Bank since June 2005. Prior to that, he had served as Senior Vice President and Commercial Loan Department Manager of the Bank since 1998.

The Company also announced that Leo R. Sagan, Jr. will succeed Michael J. Janosco, Jr. as the Chief Financial Officer and Treasurer of the Company and the Bank effective December 31, 2008. Mr. Sagan, age 45, has served as Controller of the Bank since 2002 and as Vice President since 2003.

A copy of the Company's press release dated August 27, 2008 announcing these management changes, is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) The following exhibit is furnished with this Report:

Exhibit No.	Description

99.1	Press release issued by Westfield Financial, Inc. on August 27, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTFIELD FINANCIAL, INC.

	By:	/s/ Michael J. Janosco, Jr.

	Name	Michael J. Janosco, Jr.
	Title:	Chief Financial Officer

Date: August 27, 2008

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by Westfield Financial, Inc. on August 27, 2008.

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